Exhibit 99.1
ABERCROMBIE & FITCH REPORTS FIRST QUARTER RESULTS REFLECTING A NET LOSS
BOARD OF DIRECTORS MAINTAINS QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, May 15, 2009: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited first quarter results which reflected a net loss of $26.8 million and a net loss per basic and diluted share of $0.31 for the thirteen weeks ended May 2, 2009, compared to net income of $62.1 million and net income per diluted share of $0.69 for the thirteen weeks ended May 3, 2008.
The unaudited financial results for the thirteen weeks ended May 2, 2009 do not include a non-cash impairment charge, that is currently being determined and is to be recorded in respect of the first quarter, associated with a strategic review of the Ruehl business as further described in this press release. The impairment charge will be reflected in the condensed consolidated financial statements filed with Abercrombie & Fitch Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009.
First Quarter Sales Highlights
•	Total Company net sales decreased 24% to $612.1 million; comparable store sales decreased 30%
•	Total direct-to-consumer net sales decreased 21% to $49.1 million
•	Abercrombie & Fitch net sales of $264.7 million; Abercrombie & Fitch comparable store sales decreased 26%
•	abercrombie net sales of $69.1 million; abercrombie comparable store sales decreased 33%
•	Hollister Co. net sales of $262.4 million; Hollister Co. comparable store sales decreased 32%
•	RUEHL net sales of $10.4 million; RUEHL comparable store sales decreased 34%
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“The first quarter was clearly a difficult one for us. With a challenging economic environment, the consumer continues to show a reluctance to spend on premium brands; a price consciousness dictating shopping habits unlike anything I have ever seen. We believe this is a temporary phenomenon but will approach the current conditions with a conservative mindset until we see a clear improvement. This year will be a transitional year for us as we continue to focus our efforts on laying the groundwork for our long term success and prosperity by protecting our brands, preserving cash and pursuing our international growth opportunities.”
First Quarter 2009 Financial Results
Net sales for the thirteen weeks ended May 2, 2009 decreased 24% to $612.1 million from $800.2 million for the thirteen weeks ended May 3, 2008. Total Company direct-to-consumer net sales decreased 21% to $49.1 million for the thirteen week period ended May 2, 2009, compared to the thirteen week period ended May 3, 2008. Total Company first quarter comparable store sales decreased 30%.

The gross profit rate for the quarter was 63.3%, 350 basis points lower than last year’s first quarter. The decrease in gross profit rate was attributable to a higher markdown rate for this year’s first quarter.
Stores and distribution expense, as a percentage of sales, increased to 55.8% from 42.7%, before taking into account the non-cash impairment charge currently being determined in connection with the strategic review of the Ruehl business. Although the Company was able to achieve savings in store payroll, direct to consumer and other variable expenses, the reduction in those expenses was less than the rate of the sales decline and not enough to offset increases in rent, depreciation and other occupancy costs. The increase in rent, depreciation and other occupancy costs was primarily attributable to new store openings during 2008 and an increase in pre-opening rent expense. Stores and distribution expense for the first quarter, before taking into account the non-cash impairment charge, was $341.9 million compared to $341.8 million during the same period last year.
Marketing, general and administrative expense for the first quarter was $89.5 million compared to $104.7 million during the same period last year, before taking into account the non-cash impairment charge currently being determined in connection with the strategic review of the Ruehl business. The reduction in marketing, general and administrative expense includes savings related to employee compensation and benefits, travel, outside services and marketing.
Net interest income for the first quarter decreased to $1.4 million compared to $7.6 million during the same period last year. The decrease was primarily attributable to a lower average rate of return on investments compared to last year.
The effective tax rate for the first quarter was a benefit of 34.7% compared to an expense of 36.8% for the same period last year, before taking into account the non-cash impairment charge currently being determined in connection with the strategic review of the Ruehl business.
The Company ended the first quarter with $463.7 million in cash and cash equivalents, and outstanding debt and letters of credit of $143.0 million.
Other Developments
The Company announced today that it is conducting a strategic review of its Ruehl operation, the outcome of which has not been determined at this time. However, based on this review and on the requirements of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company has determined that it is appropriate to record a non-cash impairment charge for the fiscal quarter ended May 2, 2009. The amount of this charge is in the process of being determined and is not reflected in the accompanying condensed consolidated financial statements for the fiscal quarter ended May 2, 2009, but will be reflected in the condensed consolidated financial statements included in Abercrombie & Fitch Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 to be filed with the Securities and Exchange Commission on or before June 11, 2009. The maximum amount of the charge is approximately $55 million before taxes, representing the current net book value of long-lived assets associated with Ruehl operations. The Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 will reflect the required reduction in property and equipment and other assets and the related non-cash impairment charge, which will increase stores and distribution expense, marketing, general and administrative expense, operating loss, income tax benefit, net loss and net loss per basic and diluted share. In addition to the impairment charge, the outcome of the Ruehl strategic review may result in additional charges in future periods, which could be material.

The Company confirmed that it has entered into a new lease for the abercrombie 5th Avenue flagship store in New York, replacing the prior lease. The new space is adjacent to the previous space, offers more store frontage and has lease terms which are more favorable for the Company. The store is expected to open in 2010.
The Company remains on track to open four flagship stores in fiscal 2009 including Hollister Co. in Soho, Abercrombie & Fitch and abercrombie in Milan and Abercrombie & Fitch in Tokyo.
Internationally, the Company now expects to open ten mall-based stores in fiscal 2009, including one abercrombie store in Canada, seven Hollister Co. stores in the United Kingdom, one Hollister Co. store in Germany and one Hollister Co. store in Italy.
Domestically, the Company now expects to open ten mall-based stores in fiscal 2009, including two abercrombie stores, four Hollister Co. stores, two Gilly Hicks stores and two outlet stores.
Based on the anticipated openings, the Company now expects total capital expenditures to be approximately $200 million, including approximately $155 million related to new stores, store refreshes and remodels, and approximately $45 million related to information technology, distribution center and other home office projects. The increase in the capital expenditures from the previously announced range of $165 to $175 million includes the effect of additional stores the Company expects to open during fiscal 2009 and capital expenditures expected to be incurred later in the year associated with 2010 openings. The Company expects the increase in capital expenditures to be partially offset by an increase in landlord construction allowances.
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on June 16, 2009 to shareholders of record at the close of business on May 29, 2009.
At the end of the first quarter, the Company operated 350 Abercrombie & Fitch stores, 209 abercrombie stores, 507 Hollister Co. stores, 29 RUEHL stores and 16 Gilly Hicks stores in the United States. The Company also operated three Abercrombie & Fitch stores, three abercrombie stores and five Hollister Co. stores in Canada, and one Abercrombie & Fitch store and three Hollister Co. stores in the United Kingdom. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.RUEHL.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance, its plans for the future and will accept questions from participants. To listen to the live conference call, dial (888) 737-3699 or internationally at (913) 312-6639. To listen via the internet, go to www.abercrombie.com, select the Investors page and scroll through the Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 6945787; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current financial crisis and general economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(Unaudited)
(Note 1)
Thirteen Weeks Ended May 2, 2009 and Thirteen Weeks Ended May 3, 2008
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2009	% of Sales	2008	% of Sales

Net Sales	$612,136	100.0%	$800,178	100.0%

Cost of Goods Sold	224,452	36.7%	266,012	33.2%

Gross Profit	387,684	63.3%	534,166	66.8%

Total Stores and Distribution Expense	341,859	55.8%	341,788	42.7%

Total Marketing, General and Administrative Expense	89,546	14.6%	104,698	13.1%

Other Operating Income, Net	(1,335)	-0.2%	(2,941)	-0.4%

Operating (Loss) Income	(42,386)	-6.9%	90,621	11.3%

Interest Income, Net	(1,374)	-0.2%	(7,646)	-1.0%

(Loss) Income Before Income Taxes	(41,012)	-6.7%	98,267	12.3%

Income Tax (Benefit) Expense	(14,220)	-2.3%	36,151	4.5%

Effective Rate	34.7%		36.8%

Net (Loss) Income	$(26,792)	-4.4%	$62,116	7.8%

Net (Loss) Income Per Share:
Basic	$(0.31)		$0.72
Diluted	$(0.31)		$0.69

Weighted-Average Shares Outstanding:
Basic	87,697		86,335
Diluted	87,697		90,138

(1)	The unaudited financial results for the thirteen weeks ended May 2, 2009 do not include a non-cash impairment charge, that is currently being determined and is to be recorded in respect of the first quarter, associated with a strategic review of the Ruehl business. The impairment charge will be reflected in the condensed consolidated financial statements filed with Abercrombie & Fitch Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 to be filed with the Securities and Exchange Commission on or before June 11, 2009. The maximum amount of the charge is approximately $55 million before taxes, representing the current net book value of long-lived assets associated with Ruehl operations. The Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 will reflect the required non-cash impairment charge, which will increase stores and distribution expense, marketing, general and administrative expense, operating loss, income tax benefit, net loss and net loss per basic and diluted share.

Condensed Consolidated Balance Sheets
(in thousands)
(Note 1)

	(Unaudited)
	May 2, 2009	January 31, 2009
ASSETS

Current Assets
Cash and Equivalents	$463,716	$522,122
Receivables	54,679	53,110
Inventories	274,742	372,422
Deferred Income Taxes	68,274	43,408
Other Current Assets	95,278	93,763

Total Current Assets	956,689	1,084,825

Property and Equipment, Net	1,395,651	1,398,655

Marketable Securities	212,364	229,081

Other Assets	138,814	135,620

TOTAL ASSETS	$2,703,518	$2,848,181

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$105,346	$149,753
Accrued Expenses	194,454	241,231
Deferred Lease Credits	42,127	42,358
Income Taxes Payable	23	16,455

Total Current Liabilities	341,950	449,797

Long-Term Liabilities
Deferred Income Taxes	47,375	34,085
Deferred Lease Credits	207,235	211,978
Debt	100,000	100,000
Other Liabilities	203,104	206,743

Total Long-Term Liabilities	557,714	552,806

Total Shareholders’ Equity	1,803,854	1,845,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,703,518	$2,848,181

(1)	The unaudited financial results for the thirteen weeks ended May 2, 2009 do not include a non-cash impairment charge, that is currently being determined and is to be recorded in respect of the first quarter, associated with a strategic review of the Ruehl business. The impairment charge will be reflected in the condensed consolidated financial statements filed with Abercrombie & Fitch Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 to be filed with the Securities and Exchange Commission on or before June 11, 2009. The maximum amount of the charge is approximately $55 million before taxes, representing the current net book value of long-lived assets associated with Ruehl operations. The Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 will reflect the required reduction in property and equipment and other assets.